EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 3, 2025, with respect to the consolidated financial statements included in the Annual Report of Modiv Industrial, Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Modiv Industrial, Inc. on Form S-3 (File No. 333-263985) and on Form S-11 (File No. 333-252321).

/s/ GRANT THORNTON LLP

Newport Beach, California
March 3, 2025